                                                            EXHIBIT NO. 99.8(d)













                              CUSTODIAN AGREEMENT

                                    BETWEEN

                               MFS SERIES TRUST I

                                  ON BEHALF OF

                        MFS WORLD ASSET ALLOCATION FUND

                                      AND

                         INVESTORS BANK & TRUST COMPANY

                                   TABLE OF CONTENTS

                                                                          PAGE

1.    Bank Appointed Custodian...........................................   1

2.    Definitions

      2.1    Authorized Person...........................................   1
      2.2    Security....................................................   1
      2.3    Portfolio Security..........................................   1
      2.4    Officers' Certificate.......................................   2
      2.5    Book-Entry System...........................................   2
      2.6    Depository..................................................   2

3.    Proper Instructions................................................   2

4.    Separate Accounts..................................................   2

5.    Certification as to Authorized Persons.............................   2

6.    Custody of Cash and Securities.....................................   2

      6.1    Cash........................................................   2

             (a)  Purchase of Securities.................................   3
             (b)  Redemptions............................................   3
             (c)  Distributions and Expenses of Fund.....................   3
             (d)  Payment in Respect of Securities.......................   3
             (e)  Repayment of Loans.....................................   3
             (f)  Repayment of Cash......................................   3
             (g)  Foreign Exchange Transactions..........................   3
             (h)  Commodities............................................   3
             (i)  Other Authorized Payments..............................   4
             (j)  Termination............................................   4

      6.2    Securities..................................................   4

             (a)  Book-Entry System......................................   5
             (b)  Use of a Depository....................................   6
             (c)  Use of Book-Entry System for Commercial Paper..........   7
             (d)  Use of Bond Immobilization Programs....................   7
             (e)  Eurodollar CDs.........................................   8

      6.3    Options and Futures Transactions............................   8

             (a)  Puts and Calls Traded on Securities Exchanges, NASDAQ or
                  Over-the Counter.......................................   8
             (b)  Puts, Calls and Futures Traded on Commodities Exchanges   8
             (c)  Segregated Account In Connection with Options and Futures
                  Transactions...........................................   9

      6.4    Segregated Account for "When-Issued", "Forward Commitment",
             Reverse Repurchase Agreement Transactions and Other Purposes   9

                                                                          PAGE

      6.5    Interest Bearing Call or Time Deposits......................  9

7.    Transfer of Securities.............................................  9

8.    Redemptions ....................................................... 11

9.    Merger, Dissolution, etc. of Fund.................................. 11

10.   Actions of Bank Without Prior Authorization........................ 11

11.   Maintenance of Records; Fund Evaluation,. Accounting Services...... 11

12.   Concerning the Bank................................................

      12.1   Performance of Duties....................................... 13
      12.2   Fees and Expenses of Bank................................... 14
      12.3   Advances by Bank............................................ 15

13.   Termination ....................................................... 15

14.   Notices     ....................................................... 16

15.   Amendments  ....................................................... 16

16.   Parties     ....................................................... 16

17 .  Governing Law...................................................... 16

18.   Interpretive and Additional Provisions............................. 16

19.   Delegation of Certain Duties to Massachusetts Financial Services
      Company ("MFS").................................................... 17

                              CUSTODIAN AGREEMENT

         AGREEMENT made as of this 2nd day of June, 1994 between MFS SERIES TRUST I, established as a Massachusetts Business Trust under the laws of the Commonwealth of Massachusetts (the "Fund") on behalf of its series, MFS WORLD ASSET ALLOCATION FUND (the "Series"), and INVESTORS BANK & TRUST COMPANY ("Bank").

         The Fund, an open end management investment company, desires to place and maintain all of the securities and cash of the Series in the custody of the Bank. The Bank has at least the minimum qualifications required by Section 17(f)(1) of the Investment Company Act of 1940 to act as custodian of the securities and cash of the Series, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

         1. Bank Appointed Custodian. The Fund hereby appoints the Bank as custodian of the securities and cash of the Series delivered to the Bank as hereinafter described, and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. Any reference in this Agreement to any actions to be taken by the Fund shall be deemed to refer to the Fund acting on behalf of the Series, any reference in this Agreement to any assets of the Fund, including, without limitation, any portfolio securities and cash and earnings thereon, shall be deemed to refer only to assets of the Series, any duty or obligation of the Bank hereunder to the Fund shall be deemed to refer to duties and obligations with respect to the Series unless the context otherwise requires and any obligation or liability of the Fund hereunder shall be binding only with respect to the Series, and shall be discharged only out of the assets of such Series.

         2. Definitions. Whenever used herein, the terms listed below will have the following meaning:

             2.1 Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Fund by appropriate resolution of the Board of Trustees of the Fund (the "Board") or with respect to actions regarding transfers of securities and other investment activities, those persons duly authorized by the investment adviser of the Fund.

             2.2 Security. The term security as used herein will have the same meaning as when such term is used in the Securities Act of 1933 as amended, including, without limitation. any note stock. treasury stock. bond, debenture, evidence of indebtedness. certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract. voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit. or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing and futures, forward contracts and options thereon.

             2.3 Portfolio Security. Portfolio security will mean any security owned by the Fund.

             2.4  Officers'  Certificate.  Officers'  Certificate  will mean
unless   otherwise   indicated,   any  request,   direction,   instruction,   or
certification in writing signed by any Authorized Person or Persons of the Fund as the Fund shall designate to the Bank in writing from time to time.

             2.5  Book-Entry  System.  Book-Entry  System  shall  mean  the
Federal   Reserve-Treasury   Department  Book-Entry  System  for  United  States
government, instrumentality and agency securities operated by the Federal Reserve Banks, its successor or successors and its nominee or nominees.

             2.6 Depository. Depository shall mean The Depository Trust Company ("DTC"), or Participants Trust Company ("PTC"), both of which are clearing agencies registered with the Securities and Exchange Commission under
Section 17A of the Securities Exchange Act of 1934, and their respective successor or successors and nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Board.

         3. Proper Instructions. Proper Instructions shall mean (i) instructions regarding the purchase or sale of securities for the portfolio of the Fund, and payments and deliveries in connection therewith, given by an Authorized Person or Persons as designated by the Fund in writing from time to time with respect to the Series identified therein, such instructions to be given in such form and manner as the Bank and the Fund shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by such one or more .authorized Persons. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an authorized Person. The Fund shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the Bank shall make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Fund. Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Fund and the Bank are satisfied that such procedures afford adequate safeguards for the Fund's assets.

         4. Separate Accounts. The Bank will segregate the assets of the Series into a separate account containing the assets of such Series (and all investment earnings thereon), all as directed from time to time by Proper Instructions.

         5. Certification as to Authorized Persons. The Secretary or Assistant Secretary of the Fund will at all times maintain on file with the Bank his certification to the Bank, in such form as may be acceptable to the Bank, of (i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Fund will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers' Certificate given to it by the Fund

         6. Custody of Cash and Securities. As custodian for the Fund, the Bank will keep safely all of the portfolio securities delivered to the Bank, and will deposit to the account of the Fund all of the cash of the Fund delivered to the Bank, as set forth below.

             6.1  Cash.  The Bank will open and maintain a separate  account or accounts in the name of the Fund or, if directed by the Fund, in the name of the Bank, as custodian of the Fund, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. The Bank will hold in such account or accounts as custodian, subject to the provisions hereof, all cash received by it, including borrowed funds, for the account of the Fund. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding shares of beneficial interest of the Fund, notification from the Fund's transfer agent as provided in Section 8, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 6.1, specifying the applicable subsection. or describing such purpose with sufficient particularity to permit the Bank to ascertain the applicable subsection. the Bank will make payments of cash held for the accounts of the Fund. insofar as funds are available for that purpose, only as permitted in (a)-(j) below.

                  (a) Purchase of Securities: Upon the purchase of securities for the Fund, against contemporaneous receipt of such securities by the Bank registered in the name of the Fund or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank through use of (1) the Book-Entry System pursuant to Section 6.2(a)(3) below, (2) Depository pursuant to 6.2(b) below, or
(3) Book Entry Paper pursuant to Section 6.2(c) below, each such payment to be made at the purchase price shown in the Proper Instructions received by the Bank before such payment is made;

                  (b) Redemptions:   In  such  amount  as  may  be
necessary for the repurchase or redemption of shares of beneficial interest of the Fund offered for repurchase or redemption in accordance with Section 8 of this Agreement;

                  (c) Distributions and Expenses of Fund: For the payment on the account of the Fund of dividends or other distributions to shareholders as may from time to time be declared by the Board, interest, taxes, management or supervisory fees, distribution fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank as provided hereunder, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Fund:

                  (d) Payment  in  Respect  of   Securities:   For
payments in connection with the conversion, exchange or surrender of Portfolio securities or securities subscribed to by the Fund held by or to be delivered to the Bank;

                  (e) Repayment  of  Loans:   To  repay  loans  of
money made to the Fund, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan;

                  (f) Repayment   of  Cash:   To  repay  the  cash
delivered to the Fund for the purpose of collateralizing the obligation to return to the Fund Portfolio securities borrowed from the Fund but only upon redelivery to the Bank of such borrowed Portfolio securities:

                  (g) Foreign    Exchange    Transactions:     For
payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery which may be entered into by the Bank on behalf of the Fund upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other sub custodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Fund deals or for their failure to comply with the terms of any contract or option;

                  (h) Commodities:    Upon   the    purchase    of
commodities for the Fund, against contemporaneous receipt of such commodities by the Bank registered in the name of the Fund or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank;

                  (i) Other   Authorized   Payments:   For   other
authorized transactions of the Fund, or other obligations of the Fund incurred for proper Fund purposes including, without limitation, payments in connection with any tender offer by the Fund; provided that before making any such payment the Bank will also receive an Officer's Certificate naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Fund, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose; and

                  (j) Termination: Upon the termination of this Agreement as hereinafter set forth pursuant to Section 9 and Section 13 of this Agreement.

             The  Bank  is  hereby   authorized   to  endorse  for
collection and collect on behalf of and in the name of the Fund all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Fund.

             6.2 Securities. Except as otherwise provided herein, the Bank as custodian, will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio securities which may now or hereafter be delivered to it by or for the account of the Fund. All such Portfolio securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Fund pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio securities that are not physically held by the Bank, the Bank will register all Portfolio securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder. and will execute and deliver all such certificates in connection therewith as may be required by such laws or Regulations or under the laws of any State. The Bank will ensure that the specific securities physically held by it hereunder will be at all times identifiable and will exercise prudent care and use its best efforts to the end that the other securities held by it hereunder will be at all times identifiable.

                  The Bank will use the same care with respect to the safekeeping of portfolio securities and cash of the Fund held by it as it uses in respect of its own similar property (which will at minimum be reasonable care) but it need not maintain any special insurance for the benefit of the Fund. The Bank shall provide to the Fund, at least annually and upon request, information relating to its insurance coverage. The Bank will also immediately notify the Fund in the event any of its insurance coverage is materially changed, canceled or not renewed.

                  The Fund will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

                  Neither the Bank nor any nominee of the Bank will vote any of the portfolio securities held hereunder by or for the account of the Fund, except in accordance with Proper Instructions or an Officers' Certificate.

                  The Bank will promptly execute and deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials with respect to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

                  (a) Book-Entry  System.  Provided  (i) the  Bank has
received a certified copy of a resolution of the Board specifically approving deposits of Fund assets in the Book-Entry System, and (ii) for each year following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that it has withdrawn its approval:

                      1. The Bank may keep Securities of the Fund in the Book-Entry System provided that such securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers

                      2. The  records  of the  Bank  (and any
such agent) with respect to the Fund's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry securities belonging to the Fund which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Fund. Where securities are transferred to the Fund's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Fund a quantity of securities in fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank.

                      3. The Bank (or its  agent)  shall  pay
for securities purchased for the account of the Fund or shall pay cash collateral against the return of securities loaned by the Fund upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Fund. The Bank (or its agent) shall transfer securities sold or loaned for the account of the Fund upon

                         (i)      Receipt   of  advice   from the Book-Entry
System that payment for Securities sold or payment of the initial cash collateral against the delivery of securities loaned by the Fund has been transferred to the Account, and

                         (ii)     The  making  of an entry on
the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Book-Entry System of transfers of Securities or the account of the Fund shall identify the Fund, be maintained for the Fund by the Bank and shall be provided to the Fund at its request. The Bank shall send the Fund a confirmation, as defined by Rule 17f-4 under the Investment Company Act of 1940, of any transfers to or from the account of the Fund.

                      4. The Bank will  promptly  provide the
Fund with any report obtained by the Bank or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding Securities deposited in the Book-Entry System. The Bank will provide the Fund and cause any such agent to provide, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including Securities deposited in the Book-Entry System, relating to the services provided by the Bank or such agent under the Agreement.

                      5. Anything  to  the  contrary  in  the
Agreement notwithstanding, the Bank shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Book-Entry System by reason of any negligence, willful misfeasance or bad faith of the Bank or any of its agents or of any of its or their employees or from any negligent disregard by the Bank or any such agent of its duty to enforce effectively such rights as it may have against the Book-Entry System; at the election of the Fund, it shall be entitled to be subrogated for the Bank in any claim against the Book-Entry System or any other person which the Bank or its agent may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any loss or damage.

                  (b) Use  of  a  Depository.   Provided  (i)  the
Bank has received a certified copy of a resolution of the Fund's Board specifically approving deposits in DTC and PTC or other such Depository; (ii) the Bank appoints any such depository its agent; and (iii) for each year following such Board approval, the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that it has withdrawn its approval:

                      1. The  Bank  may use a  Depository  to
hold, receive, exchange, release, lend, deliver and otherwise deal with the securities owned by the Fund, including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Fund all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof, provided that such securities are held in an account of the Bank (or its agent) in such Depository which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers. The records of the Bank shall identify those securities of the Trust held by the Depository.

                      2. Registration     of    the    Fund's
securities may be made in the name of any nominee or nominees used by such Depository.

                      3. Payment  for  securities   purchased
and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of securities for the account of the Fund, payment will be made only upon delivery of the securities to or for the account of the Fund and the Fund shall pay cash collateral against the return of securities loaned by the Fund only upon delivery of the securities to or for the account of the Fund; and upon any sale of securities for the account of the Fund, delivery of the securities will be made only against payment thereof or, in the event securities are loaned, delivery of securities will be made only against receipt of the initial cash collateral to or for the account of the Fund.

                      4. Anything  to  the  contrary  in  the
Agreement notwithstanding, the Bank shall be liable to the Fund for any loss or damage to the Fund resulting from use of a Depository by reason of any negligence, willful misfeasance or bad faith of the Bank or any of its agents or of any of its or their employees or from any negligent disregard by the Bank or any such agent of its duty to enforce effectively such rights as it may have against a Depository. at the election of the Fund, it shall be entitled to be subrogated for the Bank in any claim against a Depository or any other person which the Bank or its agent may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any loss or damage. In this connection, with respect to the use of the Depository by the Bank, the Bank, without cost to the Fund, shall ensure that:

                         (i)      The Depository obtains replacement of any
certificated security deposited with it in the event such security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

                         (ii)     Any proxy materials received by Depository
with respect to securities of the Fund deposited with such Depository are forwarded immediately to the Bank for prompt transmittal to the Fund;

                         (iii)    Such Depository immediately forwards to the
Bank confirmation of any purchase or sale of securities for the account of the Fund and of the appropriate book entry made by such Depository to the Fund's account;

                         (iv)     Such Depository  prepares and delivers to the
Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the Fund to comply with the record keeping requirements of Section 31(a) of the Act and Rule 31a thereunder and such other rules and regulations relating to record keeping requirements of the Fund as may be enacted from time to time; and

                         (v)      Such Depository delivers to the Bank and the
Fund all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Fund may reasonably request in order to verify the Fund's securities held by such Depository.

                  (c) Use of  Book-Entry  System for  Commercial Paper.
Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form ("Book Entry Paper") and
(ii) for each year following such approval the Board has reviewed and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that the Fund has purchased such Issuer's Book-Entry Paper, the Bank shall issue and hold in book-entry form, on behalf of the Fund, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement (the "Issuers"). In maintaining its Book-Entry Paper System, the Bank agrees that:

                      1. The Bank will maintain all Book Entry Paper held by the Fund in an account of the Bank that includes only assets held by it for customers; the records of the Bank with respect to the Fund's purchase of Book Entry Paper through the Bank will identify, by book entry, Commercial Paper belonging to the Fund which is included in the Book Entry Paper System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Fund.

                      2. (a)      The  Bank   shall  pay  for Book Entry Paper
purchased for the account of the Fund upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book Entry Paper has been effected, and
(ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Fund

                         (b)      The   Bank   shall   cancel such Book Entry
Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book Entry Paper has been transferred to the Fund, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Fund.

                      3. The  Bank  shall   transmit  to  the Fund a transaction
journal confirming each transaction in Book Entry Paper for the account of the Fund on the next business day following the transaction;

                      4. The Bank will send to the Fund such reports on its system of internal accounting control as the Fund may reasonably request from time to time;

                  (d) Use   of   Bond   Immobilization   Programs. Provided (i)
the Bank  has  received  a  certified  copy of a  resolution  of the  Board
specifically   approving  the   maintenance   of  portfolio   securities  in  an
immobilization  program  operated  by a bank  which  meets the  requirements  of
Section 26(a)(1) of the Investment Company Act of 1940, and (ii) for each year following such approval the Board has reviewed and approved the arrangement and has not delivered an officer's Certificate to the Bank indicating that it has withdrawn its approval, the Bank shall enter into such immobilization program with such bank acting as a sub custodian hereunder.

                  (e) Eurodollar    CDs.   Any    Eurodollar   CDs belonging to
the Fund may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such securities are identified on the books of the Bank as belonging to the Fund and that the books of the Bank identify the European branch holding such securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subparagraph (e), the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to the Fund, and shall have no liability to the Fund or its shareholders with respect to the actions, inactions, whether negligent or otherwise of such European Branch in connection with such Eurodollar CDs. except for any loss or damage to the Fund resulting from the Bank's own negligence, willful misfeasance or bad faith in the performance of its duties hereunder.

             6.3  Options and Futures Transactions.

                  (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or over-the-counter.

                      1. The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Fund regarding escrow or other arrangements in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions between the Bank, any broker and, if necessary, the Fund. In the case of a call option written by the Fund, the Bank will arrange for an escrow receipt to be issued when requested to do so by the Fund.

                      2. Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Fund. The Bank shall, however, comply with all Proper
Instructions regarding margin and exercise of options. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Fund, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account as described in sub-paragraph c of this
Section 6.3. The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Fund that the amount of such collateral held by a broker or held in a Segregated Account as described in sub-paragraph (c) of this Section 6.3 is sufficient to protect such broker of the Fund against any loss; (ii) effect the return of any collateral delivered to a broker, provided however, the Bank shall, upon expiration of an option, return to the Fund any collateral held by the Bank relating to such option; or (iii) advise the Fund that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.

                  (b) Puts   Calls   and   Futures   Traded   on
Commodities Exchanges.

                      1. The Bank shall take action as to puts, calls and futures contracts ("Futures") purchased or sold by the Fund in accordance with the provisions of any agreement among the Fund, the Bank and a Futures merchant relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations (including any foreign organization) regarding account deposits in connection with transactions by the Fund.

                      2. The responsibilities and liabilities of the Bank as to Futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in sub-paragraph (a)(2) of this Section 6.3 as if such sub-paragraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

                  (c) Segregated   Account  In  Connection  with Options  and
Futures Transactions. The Bank shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities including securities maintained in an Account by the Bank pursuant to Section
6.2 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Bank and a broker or any Futures merchant, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered contract market, or of any similar organization or organizations (including any foreign organization) regarding escrow or other arrangements in connection with transactions by the Fund, and (ii) for the purpose of segregating cash or securities in connection with options purchased, or written by the Fund or commodity futures or options thereon purchased or written by the Fund.

             6.4  Segregated   Account   for    "When-Issued".    "Forward
Commitment". Reverse Repurchase Agreement Transactions and Other Purposes. Notwithstanding any other provisions hereof, the Bank will maintain a segregated account in the name of the Fund (i) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade obligations, having a value (marked to the market on a daily basis by the Bank) at all times equal to not less than the aggregate purchase price due on the settlement dates (or such other amount as the Fund shall indicate) of all the Fund's then outstanding forward commitment or "when-issued" agreements relating to the purchase of portfolio securities and all the Fund's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms, (ii) for the deposit of any portfolio securities which the Fund has agreed to sell on a forward commitment basis, all in accordance with Securities and Exchange Commission Release No. IC-10666, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases or rules or regulations of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies, (iv) for the purpose of segregating cash or securities for the ICI Mutual Insurance Company letter of credit, (v) for the purpose of segregating assets in connection with the Fund's outstanding obligations under a swap, derivative or synthetic security, and (vi) for other proper corporate purposes. but only, in the case of clause (vi), upon receipt of an Officers' Certificate. setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes. No assets shall be deposited in or withdrawn from the segregated account except pursuant to Proper Instructions.

             6.5 Interest Bearing Call or Time Deposits. The Bank shall, upon receipt of Proper Instructions relating to the purchase by the Fund of interest bearing fixed term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Fund appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed portfolio securities of the Fund and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other portfolio securities of the Fund.

         7. Transfer of Securities. The Bank will transfer, exchange, deliver or release Portfolio securities held by it hereunder, insofar as such securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section the Bank will receive Proper Instructions requesting such transfer, exchange or delivery stating that it is for a purpose permitted under the terms of this Section 7, specifying the applicable subsection, or describing the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection, only

             7.1 Upon sales of Portfolio securities for the account of the Fund, against contemporaneous receipt by the Bank of payment therefor in full, each such payment to be in the amount of the sale price shown in the Proper Instructions received by the Bank before such payment is made;

             7.2 In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio securities, or for the purpose of tendering shares in the event of a tender offer therefore, provided however that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio securities, the Bank shall have no liability for failure to so tender in a timely matter unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or sub custodian hereunder) has actual possession of such security at least two business days prior to the date of tender:

             7.3 Upon conversion of Portfolio securities pursuant to their terms into other securities;

             7.4 For the purpose of redeeming in kind shares of common stock of the Fund upon authorization from the Fund;

             7.5 In the case of option contracts owned by the Fund, for presentation to the endorsing broker;

             7.6 When such Portfolio securities are called, redeemed or retired or otherwise become payable;

             7.7 For the purpose of effectuating the pledge of portfolio securities held by the Bank pursuant to this Agreement in order to collaterals loans made to the Fund by any bank, including the Bank; provided, however, that such Portfolio securities will be released only upon payment to the Bank for the account of the Fund of the moneys borrowed, except that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, further portfolio securities may be released for that purpose without any such payment;

             7.8 For the purpose of releasing certificates representing Portfolio securities of the Fund, against contemporaneous receipt by the Bank of the fair value of such security, as set forth in Proper Instructions received by the Bank before such payment is made;

             7.9 For the purpose of delivering securities lent by the Fund to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided in Subsections 6.2(a) and (b) hereof, of adequate collateral as agreed upon from time to time by the Fund and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Fund:

             7.10 For other authorized transactions of the Fund or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive an Officers' Certificate specifying the portfolio securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Fund or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made: and

             7.11 Upon termination of this Agreement as hereinafter set forth pursuant to Section 9 and Section 13 of this agreement.

             7.12 For delivery in accordance with the provisions of any agreement among the Fund, the Bank and a broker-dealer relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations (including foreign organizations), regarding escrow or other arrangements in connection with transactions by the Fund;

             7.13 For delivery in accordance with the provisions of any agreement among the Fund, the Bank, and a Futures commission merchant relating to compliance with the rules of the Commodity Futures Trading Commissions or any similar organization or organizations (including foreign organizations), regarding account deposits in connection with transactions by the Fund.

             As to any deliveries  made by the Bank pursuant to subsections
7.1, 7.2, 7.3, 7.5, 7.6, 7.7, 7.8 and 7.9, securities or cash receivable in exchange therefor shall be delivered to the Bank.

         8. Redemptions. In the case of payment of assets of the Fund held by the Bank in connection with redemptions and repurchases by the Fund of its outstanding shares of beneficial interest, the Bank will rely on written notification by the Fund's transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Declaration of Trust of the Fund, from assets available for said purpose.

         9. Merger. Dissolution. etc. of Fund. In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Fund into or the consolidation of the Fund with another investment company, the sale by the Fund of all, or substantially all of its assets to another investment company, or the liquidation or dissolution of the Fund and distribution of its assets, the Bank will deliver the Portfolio securities held by it under this Agreement and disburse cash only upon the order of the Fund set forth in an officers' Certificate, accompanied by a certified copy of a resolution of the Fund's Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the preapproved fees, disbursements and expenses of the Bank, this Agreement will terminate.

         10. Actions of Bank Without Prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officers' Certificate to the contrary, it will without prior authorization or instruction of the Fund or the transfer agent:

             10.1 Receive   and  hold  for  the  account  of  the  Fund
hereunder and deposit in the account or accounts referred to in Section 6 hereof, all income, dividends. interest and other payments or distribution of cash with respect to the Portfolio securities held thereunder

             10.2 Present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund account or accounts referred to in Section 6 hereof;

             10.3 Receive and hold for the  account of the Fund  hereunder and deposit in the account or accounts referred to in Section 6 hereof all securities received as a distribution on Portfolio securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio securities held by it hereunder.

             10.4 Execute as agent on behalf of the Fund all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof The Bank will execute and deliver such certificates in connection with Portfolio securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

             10.5 Present for payment all portfolio securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Fund in the account or accounts referred to in Section 6 hereof; and

             10.6 Exchange interim receipts or temporary securities for definitive securities.

             The Bank shall collect any funds which are collectible arising from Portfolio securities, including dividends, interest and other income, and shall transmit promptly to the Fund all written information affecting such securities including, without limitation, any call for redemption, offer of exchange, pendency of maturity, notices regarding options and futures contracts, right of subscription, reorganization or other proceedings.

             If Portfolio securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Fund in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal. In addition, the Bank will send the Fund a written report once each month showing any income on any Portfolio security held by it which is more than ten days overdue on the date of such report.

         11. Maintenance of Records; Fund Evaluation: Accounting Services. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the Investment Company Act of 1940 as amended, as well as applicable federal and state tax laws and all other laws and regulations which may be applicable, and will furnish the Fund daily with a statement of assets and liabilities and a portfolio of investments of the Fund as well as such other calculations and reports as the Bank and Fund may agree from time to time. The Bank will furnish to the Fund at the end of every month, and at the close of each quarter of the Fund's fiscal year as well as at such other times as the Fund may request, a list of the Portfolio securities and the aggregate amount of cash held by it for the Fund. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding the Fund's assets and internal accounting controls, which shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state, and will be open to inspection and audit at reasonable times by officers of or auditors employed by the Fund as well as any other person authorized by the Fund by Proper Instructions. The books and records relating to the Fund will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the Investment Company Act of 1940 and shall be the property of the Fund.

         As custodian the Bank shall have and perform the following powers and duties:

             11.1 To keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Fund.

             11.2 To compute and, unless otherwise directed by the Board, determine as of the close of business on the New York Stock Exchange on each day on which said Exchange is open for trading or as of such other hours, if any, as may be authorized by said Board the net asset value and the public offering price of a share of beneficial interest of the Fund, such determination to be made in accordance with the provisions of the Declaration of Trust of the Fund and Prospectus and Statement of Additional Information relating to the Fund, as they may from time to time be amended. and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Fund and the National Association of Securities Dealers ("NASD") or such other persons as the Fund may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished in writing to it by any Authorized Person in respect of
(i) the manner of accrual of the liabilities of the Fund and in respect of liabilities of the Fund not appearing on its books of account kept by the Bank,
(ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the public offering price on the basis of the net asset value of the shares, and the Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to (iii) above.

             11.3 To assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

         12. Concerning the Bank.

             12.1 Performance of Duties. In performing its duties hereunder and any other duties listed on any Schedule hereto, if any, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Fund, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice, if such counsel and such advice are approved by the Fund, provided however such approval shall not be unreasonably withheld. In the performance of its duties hereunder, so long as it exercises reasonable care, the Bank will be protected and not be liable, and will be indemnified and saved harmless for any action taken or omitted to be taken by it in good faith reliance upon the terms of this Agreement, any Officers' Certificate, Proper Instructions, resolution of the Board, telegram, notice, request, certificate or other instrument reasonably believed by the Bank to be genuine and to have been sent by an Authorized Person and for any other loss to the Fund except in the case of the Bank's negligence, willful misfeasance or misconduct or bad faith in the performance of its duties or negligent disregard of its obligations and duties hereunder.

             The Bank may employ agents in the performance of its duties hereunder and the Bank shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder. The Bank may employ sub custodians upon receipt of Proper Instructions indicating that the Board has so approved the appointment, provided that any such sub custodian meets at least the minimum qualifications required by Section 17(f)(1) of the Investment Company Act of 1940 to is act as a custodian of the Fund's assets. In order to comply with Rule 17f-5, (and 17f-4, if applicable) of the Investment Company Act of 1940, the contract between the Bank and any foreign sub custodian relating to securities of the Fund shall be subject to approval of the Fund. The appointment of any sub custodian by the Bank pursuant to this Agreement shall not relieve the Bank of its responsibilities and liabilities under this Agreement, and the Bank shall be liable to the Fund, to the extent of the Fund's damages, resulting from the failure of any sub custodian to exercise reasonable care and to act in good faith without negligence, provided however, the Bank shall not be liable for any loss resulting from, or caused by nationalization, expropriation, currency restrictions, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, acts of God or other similar events or acts not due to the failure of the Bank or any sub custodians to exercise reasonable care in the performance of their duties. Notwithstanding the foregoing, in connection with the Bank's liability for the performance of The Chase Manhattan Bank, N. A. ("Chase") as a sub custodian of the Fund pursuant to an agreement by and between Chase and the Bank, which form of agreement is attached hereto (the "Chase Agreement"), and any sub custodian of the Fund appointed under the Chase Agreement with the approval of the Board, the "Fund's damages" for the purpose of the preceding sentence will be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances

             The Bank will be under no duty or obligation to inquire into and will not be liable for:

             (a) The validity of the issue of any Portfolio securities purchased by or for the Fund, the legality of the purchases thereof or the propriety of the price incurred therefor;

             (b) The legality of any sale of any portfolio securities by or for the Fund or the propriety of the amount for which the same are sold;

             (c) The legality of an issue or sale of any shares of beneficial interest of the Fund or the sufficiency of the amount to be received therefor:

             (d) The legality of the repurchase of any shares of beneficial interest of the Fund or the propriety of the amount to be paid therefor;

             (e) The legality of the declaration of any dividend by the Fund or the legality of the distribution of any Portfolio securities as payment in kind of such dividend; or

             (f) Any property or moneys of the Fund already delivered or paid by the Bank pursuant to the terms hereof.

              Moreover. the Bank will not be under any duty or obligation to ascertain whether any Portfolio securities at any time delivered to or held by it for the account of the Fund are such as may properly be held by the Fund under the provisions of its Declaration of Trust or By-Laws. any federal or state statutes or any rule or regulation of any governmental agency.

             12.2 Fees and Expenses of Bank. The Fund will pay or reimburse the Bank from time to time for any transfer taxes payable upon transfer of Portfolio securities made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as specifically provided above. For the services rendered by the Bank hereunder, the Fund will pay to the Bank such compensation or fees at such rate and at such times as shall be agreed upon in writing by the parties from time to time. The Bank will also be entitled to reimbursement by the Fund for all preapproved expenses incurred in conjunction with termination of this Agreement by the Fund.

             12.3 Advances by Bank. The Bank may, in its sole discretion, advance funds on behalf of the Fund to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the Fund. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund's account with the Bank, or for any other reason) this Agreement deems any such or related indebtedness, a loan made by the Bank to the Fund payable on demand and being interest at the rate set forth in writing by the Bank concurrently herewith (as amended from time to time) unless the Fund shall provide the Bank with agreed upon compensating balances. The Fund agrees that the Bank shall have a continuing lien and security interest on the assets of the Fund to the extent of any overdraft, provided that in no event shall the amount of such lien exceed the lesser of (i) the amount of such overdraft or (ii) 10% of the Fund's gross assets on the date of such overdraft, and provided further that to the extent consistent with the foregoing, the Bank will comply with any Proper Instructions indicating which Portfolio securities and/or which account of the Fund shall be subject to such lien. If such overdraft is not repaid within a reasonable period of time, the Bank shall have the right to exercise any rights it may have as a lien holder or secured party.

         13. Termination.

             13.1 This Agreement may be terminated at any time without penalty upon sixty days written notice delivered by either party to the other by means of registered mail, and upon the expiration of such sixty days this Agreement will terminate: provided, however, that the effective date of such termination may be postponed to a date not more than ninety days from the date of delivery of such notice (i) by the Bank in order to prepare for the transfer by the Bank of all of the assets of the Fund held hereunder. and (ii) by the Fund in order to give the Fund an opportunity to make suitable arrangements for a successor custodian. The Fund may immediately terminate this Agreement: (i) in the event of the appointment of a conservator or receiver for the Bank or upon the happening of a like event; (ii) if the Bank shall make a general assignment for the benefit of creditors; admit in writing its inability to pay its debts as they become due; file a petition in bankruptcy or a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, reorganization, insolvency or similar statute, law or regulation or seek the appointment of any trustee, receiver, custodian or liquidator of the Bank or of all or substantially all of its properties; (iii) if a proceeding is commenced against the Bank seeking relief or an appointment of a type described in paragraph 13.1(ii) above and such proceeding is not dismissed within 30 days after the commencement thereof; (iv) if the Bank's insurance is materially adversely changed. At any time after the termination of this Agreement, the Fund will, at its request, have access to the records of the Bank relating to the performance of its duties as custodian.

             13.2 In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Fund. The obligation of the Bank to deliver and transfer over the assets of the Fund held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Fund does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection 13.3 of this Section 13, deliver the Portfolio securities and cash of the Fund held by the Bank to a bank or trust company of its own selection which meets the requirements of Section 17(f)(1) of the Investment Company Act of 1940 and has a reported capital, surplus and undivided profits aggregating not less than $25,000,000, to be held as the property of the Fund under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Fund with the same effect as though selected by the Board.

             13.3 Prior to the expiration of ninety (90) days after notice of termination has been given, the Fund may furnish the Bank with an order of the Fund advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the Board of the Fund the question of whether the Fund will be liquidated or will function without a custodian for the assets of the Fund held by the Bank. In that event the Bank will deliver the Portfolio securities and cash of the Fund held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of the Board, upon receipt by the Bank of a copy of such vote certified by the Fund's Secretary or Assistant Secretary.

         14. Notices.   Any   notice  or  other   instrument   in   writing
authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below; namely:

             (a)  In the case of notices sent to the Fund to:

                  Treasurer, MFS World Asset Allocation Fund/MFS
                  Series Trust I
                  c/o Massachusetts Financial Services Company
                  500 Boylston Street
                  Boston, MA  02116

             (b)  In the case of notices sent to the Bank to:

                  Investors Bank & Trust Company
                  One Lincoln Plaza
                  P.O. Box 1537
                  Boston, MA  02205-1537
             or at such other place as such party may from time to time designate in writing.

         15. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties, and in the case of the Fund, any alteration or amendment which is material will be authorized and approved by its Board.

         16. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the prior written consent of the Bank or by the Bank without the prior written consent of the Fund, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 13 hereof will not be deemed to be an assignment within the meaning of this provision.

         17. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts.

         18. Interpretive and Additional Provisions. In connection with the operation of this Agreement, the Bank and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in writing signed by both parties and shall be annexed hereto and shall be binding upon the parties hereto as if incorporated into this Agreement, provided however, no such interpretive or additional provisions shall be deemed to be an alteration or amendment of this Agreement.

         19. Delegation of Certain Duties Of Massachusetts Financial Services Company ("MFS"). The Bank, with the prior written consent of MFS, may delegate to MFS the performance of any or all of the duties it has agreed to perform for the Fund in a separate written agreement relating to (i) accounting for investments in currency and for financial instruments (including, without limitation, options contracts, futures contracts, options on futures contracts, options on foreign currency and forward foreign currency exchange contracts) and
(ii) federal and state regulatory compliance. The Bank shall compensate MFS for the performance of such duties at such fee or fees as MFS shall determine to be equal to MFS' cost for performing such duties (the "MFS Fees") Following its payment of MFS Fees to MFS, the Bank shall recover the amount of the MFS Fees from the Fund on such terms as the Bank and the Fund shall agree. MFS assumes responsibility for all duties delegated to it by the Bank pursuant to this
Section 19, and the Bank may rely on MFS for the accuracy and correctness of the accounting information provided by MFS to the Bank pursuant to this Section 19.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers there unto duly authorized.

                                       MFS SERIES TRUST I
                                        on behalf of MFS World Asset
                                        Allocation Fund



                                       By:      A. KEITH BRODKIN
                                                A. Keith Brodkin

ATTEST:




                                       INVESTORS BANK & TRUST COMPANY



                                       By:     ILLEGIBLE
                                               (Illegible)

ATTEST:


ILLEGIBLE
(Illegible)

The officer of the Fund signing this Agreement is executing this Agreement not individually but in his capacity as an officer of the Fund. The obligations of the Fund under this Agreement are not binding upon any of the trustees, officers, employees, agents or shareholders of the Fund individually, but bind only the trust estate of the Fund.